UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 27, 2015

TAYLOR MORRISON HOME

CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35873	90-0907433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

(480) 840-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2015 Annual Meeting of Stockholders of Taylor Morrison Home Corporation (the “Company”) was held on May 27, 2015. At the meeting, the Stockholders elected four Class II directors, John Brady, Joe S. Houssian, David Merritt and James Sholem, each to hold office until the Company’s 2018 Annual Meeting of Stockholders or until his successor is elected and qualified. The Stockholders also approved, on an advisory basis, the compensation of named executive officers (“say-on-pay”), and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The voting results of the director elections and other proposals, which were described in more detail in the definitive proxy statement relating to the 2015 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on April 13, 2015, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
John Brady	107,872,463	10,907,313	1,425,359
Joe S. Houssian	109,299,309	9,480,467	1,425,359
David Merritt	118,683,304	96,472	1,425,359
James Sholem	109,577,971	9,201,805	1,425,359

Proposal No. 2 – Advisory Vote on Compensation of Named Executive Officers (“Say-on-Pay”)

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
To approve, on an advisory basis, the compensation of the Company’s named executive officers	118,739,477	25,650	14,649	1,425,359

Proposal No. 3 – Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015	119,988,471	189,166	27,498

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2015

TAYLOR MORRISON HOME CORPORATION

/s/ Darrell C. Sherman
By:	Darrell C. Sherman
Vice President, Secretary and General Counsel

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